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                                                                   EXHIBIT 10.22

                               FORTH AMENDMENT TO
                             JOINT VENTURE AGREEMENT

     Pursuant to Section 22 of the Joint Venture Agreement dated November 16, 1995 (the "JVA"), Primus Knowledge Solutions, Inc. ("Primus") and Trans Cosmos, Inc. ("TCI") agree to amend the terms and conditions of their JVA with respect to the formation and operation of their joint venture company, Primus Knowledge Solutions, K.K. ("Primus KK"), effective this 7th day of November, 2001 (the "Forth Amendment") as follows. Unless otherwise provided, capitalized terms used in this Forth Amendment have the same meaning ascribed them in the JVA.

Section 1. Contract Term
           -------------

1.1  Article 10 Contract Term is amended in its entirety to provide as follows:
"Except as otherwise provided in Article 11 below, this Agreement shall continue in effect unless earlier terminated (i) by mutual agreement; or (ii) automatically upon the initial public offering of Primus KK resulting in the registration for sale of the common stock of Primus KK (including stock held by Primus and TCI subject to reasonable commercially standard lock up provisions) on a recognized stock market."

Section 2. Cause for Termination of this Contract
           --------------------------------------

2.1 Article 11 Cause for Termination of this Contract, subsections (b) and (d) are deleted in their entirety and all references to these subsections in the text of the Agreement are removed.

Section 3.        Initial Public Offering
                  -----------------------

3.1 Primus and TCI will work in good faith and use commercially reasonable efforts to file an initial public offering for the sale of the common stock of Primus KK on a recognized stock market ("IPO") at a time when the Primus KK Board of Directors, under the counsel of an investment bank selected by the Primus KK Board of Directors, determine an IPO filing would be reasonable, but in any event prior to December 31, 2004.

               [Intentionally left blank--Signature page follows]

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All other terms and conditions of the JVA not modified by this Forth Amendment, and the First, Second and Third Amendments remain in full force and effect. This Forth Amendment is executed in the English language which version controls for all purposes.


Primus Knowledge Solutions, Inc.                Primus Knowledge Solutions, K.K.


       /s/ Michael B. Brochu                           /s/ Masahiro Sasaki

Print: Michael A. Brochu                        Print: Masahiro Sasaki

Title: President and CEO                        Title: CEO and President

Date:  November 7, 2001                         Date:  November 7, 2001


Trans Cosmos, Inc.

       /s/ Yasuki Matsumoto


Print: Yasuki Matsumoto

Title: Executive Vice President

Date:  November 7, 2001